SEMPLE & COOPER, LLP                                                    |BDO
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS                            |SEIDMAN
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2700 NORTH CENTRAL AVENUE, ELEVENTH FLOOR, PHOENIX, ARIZONA 85004       ALLIANCE
                                           * TEL 602-241-1500 * FAX 602-234-1867



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the use in this Amendment No. 2 to the Registration Statement of Premium Cigars International, Ltd. and Subsidiary of our report dated June 18, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

/s/ Semple & Cooper, LLP
Semple & Cooper, LLP

Phoenix, Arizona
July 25, 1997